TherapeuticsMD, Inc. 8-K

Exhibit 10.0

MULTIPLE ADVANCE
REVOLVING CREDIT NOTE

U.S. $10,000,000.00	January 31, 2013
Boca Raton, Florida

FOR VALUE RECEIVED, TherapeuticsMD, Inc., a Nevada corporation ("Borrower"), hereby promises to pay to the order of Plato & Associates, LLC, a Missouri limited liability company ("Lender"), at the office of Lender located at 13650 Fiddlesticks Blvd., Suite 202, Ft. Myers, FL  33912, the principal amount of $10,000,000.00, or such lesser principal amount as from time to time shall be outstanding hereunder, as reflected in the books and records of Lender, together with interest on the principal balance from time to time outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

1.   Contracted Rate of Interest.  The contracted rate of interest on the indebtedness evidenced hereby, without limitation, shall consist of the following:

(a)   The Stated Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 365-day year, applied to the principal balance from time to time outstanding hereunder;

(b)   The Default Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 365-day year, applied to the principal balance from time to time outstanding hereunder; and

(c)   All Additional Sums (as hereinafter defined), if any.

Borrower agrees to pay an effective contracted rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 1(a) above, plus any additional rate of interest resulting from the application of the Default Interest Rate referred to in Subsection 1(b) above.

2.   Stated Interest Rate.  Except as provided in Section 3 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate.  The Stated Interest Rate shall be 6% per annum.

3.   Default Interest Rate.  The Default Interest Rate shall be a per annum rate equal to the Stated Interest Rate plus eight percentage points.  The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b) the date on which such Event of Default is timely cured in a manner satisfactory to Lender.

4.   Principal Balance.  The principal balance outstanding hereunder at any time shall be the total amount of advances made hereunder by Lender, less the total amount of payments of principal hereon, as reflected in the books and records of Lender with respect to the indebtedness evidenced hereby.  The principal balance outstanding hereunder at any time shall not exceed the principal amount first set forth above.

5.   Revolving Credit; No Commitment.  Lender may make advances to Borrower from time to time hereunder, which advances will be of a revolving nature and may be made, repaid, and made from time to time.  Borrower and Lender contemplate a series of discretionary advances as provided herein even if the principal balance outstanding hereunder has previously been reduced to zero.

6.   Requests for Advances.  Advances hereunder shall be deemed to be made to or for the benefit of Borrower and may be made by Lender from time to time upon the written request of the Chief Executive Officer or Chief Financial Officer of the Borrower.

7.   Payments.  This Note shall be payable as follows:

(a)   Interest.  Accrued and unpaid interest at the Stated Interest Rate or, to the extent applicable, the Default Interest Rate, shall be payable on the tenth day following the end of each calendar quarter in which any interest is accrued and unpaid, commencing on April 10, 2013.

(b)   Principal.  The principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein, shall be due and payable on February 24, 2014.

8.   Application of Payments.  Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect.  Unless otherwise elected by Lender, all such payments shall first be applied to accrued and unpaid interest at the Stated Interest Rate and, to the extent applicable, the Default Interest Rate, next to the principal balance then outstanding hereunder, and the remainder to any additional sums or other costs or added charges provided for herein.  Payments hereunder shall be made at the address for Lender first set forth above or at such other address as Lender may specify to Borrower in writing.

9.   Prepayments.  Payments of principal hereof may be made at any time, or from time to time, in whole or in part, without penalty, provided that all interest and other charges accrued to the date of prepayment are also paid in full.  Notwithstanding any prepayment of principal hereof: (a) there will be no change in the due date or scheduled interest payments due hereunder unless Lender, in its sole and absolute discretion, agrees in writing to such change; and (b) Borrower’s obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until (i) the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full, and (ii) thereafter, upon Borrower’s request, Lender delivers to Borrower the original executed copy of this Note, marked "Cancelled."

10.           Issuance of Warrant.  Simultaneously with the execution of this Note, Borrower shall deliver to Lender, and/or its assigns, a Common Stock Purchase Warrant(s) ("Warrant(s)"), substantially in the form attached hereto as Exhibit A, providing Lender, and/or its assigns, with the right to purchase 1,250,000 fully paid and non-assessable shares of common stock of the Borrower (the "Warrant Shares") at an exercise price of $3.20 per share.

11.           Events of Default; Acceleration.  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower:

(a)   Nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder;

(b)   The failure of Borrower to comply with any provision of this Note;

(c)   The failure of Borrower to comply with any provision of any document, instrument or agreement executed in connection with the indebtedness evidenced hereby;

(d)   The calling of a meeting of the creditors of Borrower or any other person or entity who is or may become liable hereunder;

(e)   The making by Borrower or any other person or entity who is or may become liable hereunder of an assignment for the benefit of its creditors;

(f)   The appointment of (or application for appointment of) a receiver of Borrower or any other person or entity who is or may become liable hereunder, or the involuntary filing against or voluntary filing by Borrower, or any other person or entity who is or may become liable hereunder, of a petition or application for relief under federal bankruptcy law or any similar state or federal law, or the issuance of any writ of garnishment, execution or attachment for service with respect to Borrower or any person or entity who is or may become liable hereunder, or any property of Borrower or property of any person or entity who is or may become liable hereunder;

(g)   Borrower transfers any right or obligation under this Note without Lender’s prior written consent; or

(h)   Any statement, representation or warranty contained herein shall be false.

10.   Security.  Borrower’s obligations under this Note are secured by the Collateral described in that certain Security Agreement dated June 19, 2012 between the Borrower and Lender.

11.   Additional Sums.  All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Note or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Florida, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Florida that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.  Borrower understands and believes that this lending transaction complies with the usury laws of the State of Florida; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder.  If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

12.   Waivers.  Except as set forth in this Note, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert:  (a) any homestead or exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Lender to bring an action on this Note).  Lender may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

13.   Costs of Collection.  Borrower agrees to pay all costs of collection, including, without limitation, attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect the collateral which is security for the indebtedness evidenced hereby, or to exercise any other right or remedy hereunder, or in the event Lender is made party to any litigation because of the existence of the indebtedness evidenced hereby, or if at any time Lender should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the indebtedness evidenced hereby.  In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

14.   No Waiver by Lender.  No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

15.   Governing Law.  This Note shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the choice of law rules of the State of Florida.

16.   Jurisdiction and Venue.  Borrower hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Borrower or Lender involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Note, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Note, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, in the sole and absolute discretion of Lender, may be required to be brought in Palm Beach County, Florida; and Borrower hereby submits to the jurisdiction of the State of Florida for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Palm Beach County, Florida; and Borrower hereby waives any and all defenses in such jurisdiction and venue.

17.   Joint and Several Liability.  If Borrower is comprised of more than one person or entity, the obligations of each of the persons or entities of which Borrower is comprised shall be joint and several.

18.   Time of Essence.  Time is of the essence of this Note and each and every provision hereof.

19.   Conflicts; Inconsistency.  In the event of any conflict or inconsistency between the provisions of this Note and the provisions of any document, instrument or agreement executed in connection with the indebtedness evidenced hereby, the provisions of this Note shall govern and control to the extent necessary to resolve such conflict or inconsistency.

20.   Amendments.  No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

21.   Severability.  If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

22.   Binding Nature.  The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns.  Lender may from time to time transfer all or any part of its interest in this Note without notice to Borrower.

23.   Notice.  Any notice or other communication with respect to this Note shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth above, or to such other address as Lender shall have specified to Borrower by like notice; and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower’s name, or to such other address as Borrower shall have specified by like notice.

24.   Section Headings.  The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

25.   Construction.  This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

“Borrower”

TherapeuticsMD, Inc., a Nevada corporation

By:	/s/ Robert G. Finizio
Robert G. Finizio
Chief Executive Officer
Address of Borrower:

951 Broken Sound Parkway NW, Suite 320
Boca Raton, Florida 33487

Exhibit A

Common Stock Purchase Warrant